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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) December 1, 1998

              Southeastern Income Properties II Limited Partnership
             (Exact Name of Registrant as Specified in Its Charter)

                                    Virginia
                 (State or Other Jurisdiction of Incorporation)

            0-17461                              54-2839837
   (Commission File Number)         (I.R.S. Employer Identification No.)

    5 Cambridge Center, Cambridge, Massachusetts                  02142
      (Address of Principal Executive Offices)                  (Zip Code)

                                 (617) 234-3000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets

         On December 1, 1998, the Registrant sold Greenbyre Apartments located in Charlotte, North Carolina to an unaffiliated third party. Net proceeds to the Registrant, after satisfaction of closing costs, were approximately $5,100,000. It is expected that the sale will generate a gain of approximately $1,968,933 for financial reporting purposes and $2,063,927 for tax purposes. In addition, it is expected that all or a portion of the net proceeds will be distributed to the Registrant's partners during the fourth quarter of 1998 or the first quarter of 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (b)  Pro Forma Financial Information:

         The required pro forma financial information will be provided in Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 9th day of December, 1998.

                          SOUTHEASTERN INCOME PROPERTIES II
                          LIMITED PARTNERSHIP

                          By:      Winthrop Southeastern Limited
                                   Partnership, Its General Partner

                                   By:      Eight Winthrop Properties,
                                            Inc., Its General Partner

                                            By:  /s/ Michael Ashner
                                               --------------------------
                                                     Michael Ashner
                                                     Chief Executive Officer
                                                     and President